                                                                   EXHIBIT 23.13

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Chancellor Media Corporation:

As independent public accountants, we hereby consent to the use of our report dated August 25, 1995 (and to all references to our Firm) included in this Joint Proxy Statement/Prospectus of Chancellor Media Corporation.

Barbich Longcrier Hooper & King
Accountancy Corporation

      /s/ GEOFFREY B. KING
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By: Geoffrey B. King, CPA

Bakersfield, California
February 16, 1999